Exhibit 99.1
NEWS RELEASE

FOR IMMEDIATE RELEASE:	FOR MORE INFORMATION,
January 23, 2008	CONTACT: David D. Brown
(276) 326-9000
First Community Bancshares, Inc. Announces Increased Fourth Quarter and Full Year Earnings
and Strong Credit Quality
Bluefield, Virginia – First Community Bancshares, Inc. (NASDAQ: FCBC) (www.fcbinc.com) today reported that fourth quarter earnings were $7.75 million, or $0.69 per diluted share. This represents a 1.65% increase over fourth quarter 2006 earnings of $7.63 million, or $0.68 diluted earnings per share. Return on average assets was 1.43% for the fourth quarter of 2007 compared with 1.51% for the fourth quarter of 2006. Return on average equity for the fourth quarter of 2007 was 13.95%, compared to 14.41% for the same period in 2006. Return on average tangible equity was 20.67% for the fourth quarter of 2007 compared to 20.57% for fourth quarter 2006.
John M. Mendez, President and Chief Executive Officer, said, “We are very pleased with our results in light of increasingly difficult operating environments. First Community’s credit quality continues to be among the best in the industry and puts us in an enviable position given the current credit problems seen by many of our peers and throughout the industry.”
Full year 2007 earnings were $29.63 million, or $2.62 diluted earnings per share. This represents a 2.36% increase over 2006 earnings of $28.95 million, or $2.57 diluted earnings per share. Return on average assets for 2007 was 1.39% compared to 1.46% for 2006. Return on average equity for 2007 was 13.54% compared to 14.32% for 2006. On a core earnings basis, which excludes after-tax non-recurring gains of $182 thousand realized in 2007 and $1.04 million realized in 2006, earnings increased 4.13% over the prior year.
Non-interest income of $8.05 million improved 44.84% compared to fourth quarter 2006 of $5.56 million. Wealth management income improved by 22.77%, service charges on deposit accounts increased by 29.35%, and other service charges and fees improved 31.98%. The fourth quarter included $1.14 million in insurance commission revenues from GreenPoint Insurance Group. The Company acquired GreenPoint Insurance Group, a High Point, North Carolina, insurance agency near the end of the third quarter. GreenPoint is a full-service insurance agency offering commercial and personal lines, property and casualty, life, and health insurance.
The Company continues to see non-performing assets at historically low levels. At the close of the fourth quarter, nonaccrual loans stood near a record low of $2.92 million, or 0.24% of total loans, down from 0.30% at year-end 2006. Other real estate owned was only $545 thousand. The Company made a $717 thousand provision for loan losses in the fourth quarter.
The Company opened three new branches during the fourth quarter. In the Richmond, Virginia area, branches were opened in the Chesterfield Town Center and Mechanicsville. The third new branch opened in Princeton, West Virginia, which will further reinforce First Community’s position as the most convenient bank in the region. First Community has deposit footings of $390 million and dominant market share of 41% in Mercer County, West Virginia.
Construction is almost complete for a new branch in Summersville, West Virginia, which is tentatively scheduled to open during the second quarter of 2008.
Financial Highlights
Fourth Quarter 2007
•	Interest income was $32.19 million, an improvement of $1.36 million, or 4.40%, over fourth quarter 2006. The increase was due primarily to increases in average earning assets. The Company has been adding to its investment portfolio, and fourth quarter 2007 average investments increased $183.19 million, or 36.56%, compared to fourth quarter 2006.

•	Net interest income was down from the fourth quarter of 2006 due to increases in interest expense. Fourth quarter interest expense increased $1.86 million, or 14.14%, from 2006. Although the Company experienced increases in deposit costs compared to the prior year, those increases have largely subsided. Fourth quarter deposit costs increased $491 thousand compared to fourth quarter of 2006, while the average rate paid on interest-bearing deposits increased 11 basis points to 3.24%. Compared to 2006, interest costs on borrowings increased $1.37 million to $5.43 million, while the average balance increased $134.79 million as the Company added additional wholesale borrowings. Fourth quarter cost of interest-bearing liabilities decreased four basis points compared to last year. Average interest bearing liabilities increased $157.04 million, or 10.21%, compared with fourth quarter 2006. Tax equivalent net interest margin was 3.75%. Margin has been further compressed by the large additions of investment securities, rather than loans, during the last half of 2006 and in 2007, despite the significant positive contribution to net interest income.

•	Wealth management revenues increased $176 thousand, or 22.77%, compared with the fourth quarter of 2006, reflective of the addition of wealth revenues from Investment Planning Consultants, Inc. beginning with its acquisition in November 2006. Service charges on deposit accounts increased $751 thousand, or 29.35%. Other service charges and fees increased $200 thousand, or 25.28%. Insurance commissions were $1.14 million for the fourth quarter of 2007. Insurance commissions are derived from GreenPoint Insurance Group, a September 2007 acquisition. Other operating income increased 2.54% to $1.46 million.

•	Total non-interest expenses for the fourth quarter of 2007 increased $1.69 million, or 14.45%, from fourth quarter 2006. Salaries and benefits increased $695 thousand, or 11.52%, from the fourth quarter of 2006, and is attributable to compensation expense at GreenPoint and Investment Planning Consultants, Inc. Occupancy and furniture and equipment fixtures increased because of expenses at GreenPoint and the new branches that opened during 2007. Other non-interest expenses increased $702 thousand, or 18.89%, compared to the fourth quarter of 2006 and included $214 thousand of expenses at GreenPoint and $106 thousand of newly instituted account promotion and marketing expenses. The fourth quarter efficiency ratio was 51.22% compared to 48.02% in 2006, and still ranks among the strongest in the industry.

•	Credit quality remains very sound with total delinquencies as a percent of total loans at 0.98% at December 31, 2007, compared with 0.91% at December 31, 2006. The ratio of allowance for loan losses as a percent of loans held for investment was 1.05% compared with 1.13% at December 31, 2006. Non-performing assets declined to $3.47 million from $4.07 million at December 31, 2006. Non-performing assets as a percentage of loans held for investment and other real estate were 0.28% compared with 0.32% at December 31, 2006.

•	Net charge-offs in the fourth quarter of 2007 were $1.07 million compared to $1.31 million in the fourth quarter of 2006. The Company made a provision for loan losses of $717 thousand in the fourth quarter of 2007 compared with $908 thousand in the fourth quarter of 2006. Fourth quarter 2007 provision reflects changes in external economic conditions and net charge-offs.

•	During the fourth quarter, the Company repurchased approximately 124,000 shares at an average cost of approximately $33.35 per share.
Full Year 2007
•	Interest income was $127.59 million, an improvement of $7.57 million, or 6.30%, over the prior year. The increase was due primarily to increases in average earning assets.

•	Net interest income was down from the prior year due to increases in interest expense. Interest expense increased by $10.90 million, or 22.52%, from 2006. The increase in interest expense was largely concentrated in borrowing costs, which increased 41.38% over 2006. Interest on deposits increased only 14.44% year-over-year. Tax equivalent net interest margin was 3.80%, compared with 4.22% for 2006. Margin has been compressed by the large additions of investment securities, rather than loans, during the last half of 2006 and in 2007, despite the significant positive contribution to net interest income.

•	Wealth management revenues increased $1.07 million, or 38.03%, compared to 2006. Service charges on deposit accounts increased $1.15 million, or 11.18%. Other service charges and fees increased $608 thousand, or 20.32%, compared to 2006. Other operating income was $792 thousand less than 2006; however, 2006 was positively impacted by a $676 thousand recovery from a 1996 payment systems fraud and a total gain of $1.04 million on the sale of two branch offices.

•	Insurance commissions of $1.14 million reflect only one quarter’s operation of the newly acquired GreenPoint Insurance Group.

•	Non-interest expenses increased $626 thousand, or 1.26%, from 2006. Salaries and benefits decreased $1.02 million, or 3.79%, from 2006, including additions of $701 thousand and $578 thousand from IPC and GreenPoint, respectively. The efficiency ratio was 51.20% compared with 51.05% in 2006.

•	Since year-end 2006, consolidated assets have increased $116.14 million, or 5.71%, to $2.15 billion compared to $2.03 billion in 2006.

•	Total stockholders’ equity for the Company was $217.10 million, resulting in a book value per common share outstanding of $19.61 compared to $212.73 million and $18.92 per common share at December 31, 2006. During 2007, the Company repurchased 287,500 shares at an average cost of approximately $31.89 per share.

•	The full year cash dividend to shareholders was $1.08 per share, making 2007 the 16th consecutive year of dividend increases to shareholders. Dividends have increased at an average annual rate of over 9% since 1991.
The Company will host an investor and media teleconference and webcast on Thursday, January 24, 2008, at 11:00 a.m. To access the teleconference, the toll-free number to call is (877) 407-8031. Alternatively, individuals may listen to the live or archived webcast of the conference call. To listen to the webcast, visit www.fcbinc.com and follow the link under the Current News Releases section. The Company’s press release and financial summary will be available in this section, as well. Copies of the Company’s fourth quarter 2007 earnings press release and financial summary will also be made available upon request via fax, email or postal service mail. To request a copy, contact David D. Brown, Chief Financial Officer, at (800) 425-0839.
First Community Bancshares, Inc., headquartered in Bluefield, Virginia, is a $2.15 billion financial holding company and is the parent company of First Community Bank, N. A. First Community Bank, N. A. operates through fifty-six locations and four wealth management offices in the five states of Virginia, West Virginia, North Carolina, South Carolina, and Tennessee. First Community Bank, N. A. offers wealth management services through its Trust & Financial Services Division and Investment Planning Consultants, Inc., a registered investment advisory firm, which offers wealth management and investment advice. The Company’s wealth management group managed assets with a market value of $841 million at December 31, 2007. First Community is also the parent company of GreenPoint Insurance Group, Inc., a full-service insurance agency located in High Point, North Carolina. First Community Bancshares, Inc.’s common stock is traded on the NASDAQ Global Select Market under the symbol, “FCBC”. Additional investor information can be found on the Internet at www.fcbinc.com.
This news release may include forward-looking statements. These forward-looking statements are based on current expectations that involve risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, actual results may differ materially. These risks include: changes in business or other market conditions; the timely development, production and acceptance of new products and services; the challenge of managing asset/liability levels; the management of credit risk and interest rate risk; the difficulty of keeping expense growth at modest levels while increasing revenues; and other risks detailed from time to time in the Company’s Securities and Exchange Commission reports, including but not limited to the Annual Report on Form 10-K for the most recent year ended. Pursuant to the Private Securities Litigation Reform Act of 1995, the Company does not undertake to update forward-looking statements contained within this news release.

First Community Bancshares, Inc.
Consolidated Statements of Income
(In Thousands, Except Share and Per Share Data)(Unaudited)

		Three Months Ended		Year Ended
		December 31,		December 31,
		2007	2006	2007	2006
Interest	Interest and fees on loans held for investment	$23,100	$24,451	$93,501	$97,460
Income	Interest on securities-taxable	6,942	4,353	24,725	13,951
	Interest on securities-nontaxable	2,050	1,852	8,190	7,371
	Interest on federal funds sold and deposits	102	182	1,175	1,244

	Total interest income	32,194	30,838	127,591	120,026

Interest	Interest on deposits	9,626	9,135	38,757	33,868
Expense	Interest on borrowings	5,425	4,052	20,519	14,513

	Total interest expense	15,051	13,187	59,276	48,381

	Net interest income	17,143	17,651	68,315	71,645
	Provision for loan losses	717	908	717	2,706

	Net interest income after provision for loan losses	16,426	16,743	67,598	68,939

Non-Interest	Wealth management income	949	773	3,880	2,811
Income	Service charges on deposit accounts	3,310	2,559	11,387	10,242
	Other service charges and fees	991	791	3,600	2,992
	Insurance commissions	1,142	—	1,142	—
	Gain on sale of securities	202	15	411	75
	Other operating income	1,455	1,419	4,411	5,203

	Total non-interest income	8,049	5,557	24,831	21,323

Non-Interest	Salaries and employee benefits	6,728	6,033	25,848	26,867
Expense	Occupancy expense of bank premises	1,170	978	4,180	4,068
	Furniture and equipment expense	923	887	3,370	3,466
	Amortization of intangible assets	154	88	467	410
	Other operating expense	4,419	3,717	16,598	15,026

	Total non-interest expense	13,394	11,703	50,463	49,837

	Income before income taxes	11,081	10,597	41,966	40,425
	Income tax expense	3,328	2,970	12,334	11,477

	Net income	$7,753	$7,627	$29,632	$28,948

	Basic earnings per common share (EPS)	$0.70	$0.68	$2.64	$2.58
	Diluted earnings per common share (DEPS)	$0.69	$0.68	$2.62	$2.57
	Weighted Average Shares Outstanding:
	Basic	11,120,938	11,211,535	11,204,676	11,204,875
	Diluted	11,205,292	11,297,931	11,292,871	11,279,480
	For the period:
	Return on average assets	1.43%	1.51%	1.39%	1.46%
	Return on average equity	13.95%	14.41%	13.54%	14.32%
	Return on average tangible equity	20.67%	20.57%	19.39%	20.77%
	Cash dividends per share	$0.27	$0.26	$1.08	$1.04
	At period end:
	Book value per share			$19.61	$18.92
	Market value			$31.89	$39.56

First Community Bancshares, Inc.
Quarterly Performance Summary
Income Statements
(In Thousands, Except Share and Per Share Data)(Unaudited)

		As of and for the Quarter Ended
		December 31,	September 30,	June 30,	March 31,	December 31,
		2007	2007	2007	2007	2006
Interest	Interest and fees on loans held for investment	$23,100	$23,478	$23,404	$23,519	$24,451
Income	Interest on securities-taxable	6,942	6,772	6,030	4,981	4,353
	Interest on securities-nontaxable	2,050	2,078	2,150	1,912	1,852
	Interest on federal funds sold and deposits	102	404	395	274	182

	Total interest income	32,194	32,732	31,979	30,686	30,838

Interest	Interest on deposits	9,626	10,083	9,748	9,300	9,135
Expense	Interest on borrowings	5,425	5,506	5,217	4,371	4,052

	Total interest expense	15,051	15,589	14,965	13,671	13,187

	Net interest income	17,143	17,143	17,014	17,015	17,651
	Provision for loan losses	717	—	—	—	908

	Net interest income after provision for loan losses	16,426	17,143	17,014	17,015	16,743

Non-Int	Wealth management income	949	908	1,005	1,018	773
Income	Service charges on deposit accounts	3,310	3,006	2,662	2,409	2,559
	Other service charges, commissions and fees	991	902	837	870	791
	Insurance commissions	1,142	—	—	—	—
	Gain on sale of securities	202	50	30	129	15
	Other operating income	1,455	1,154	1,013	789	1,419

	Total non-interest income	8,049	6,020	5,547	5,215	5,557

Non-Int	Salaries and employee benefits	6,728	6,544	6,165	6,411	6,033
Expense	Occupancy expense of bank premises	1,170	933	1,020	1,057	978
	Furniture and equipment expense	923	844	780	823	887
	Amortization of intangible assets	154	105	105	103	88
	Other operating expense	4,419	4,410	4,005	3,764	3,717

	Total non-interest expense	13,394	12,836	12,075	12,158	11,703

	Income before income taxes	11,081	10,327	10,486	10,072	10,597
	Income tax expense	3,328	3,011	3,047	2,948	2,970

	Net income	$7,753	$7,316	$7,439	$7,124	$7,627

Per	Basic EPS	$0.70	$0.65	$0.66	$0.63	$0.68
Share	Diluted EPS	$0.69	$0.65	$0.66	$0.63	$0.68
	Cash dividends per share	$0.27	$0.27	$0.27	$0.27	$0.26
	Weighted Average Shares Outstanding:
	Basic	11,120,938	11,179,322	11,260,868	11,259,375	11,211,535
	Diluted	11,205,292	11,230,220	11,320,227	11,346,828	11,297,931
	Actual shares outstanding at period end	11,069,646	11,175,550	11,232,466	11,271,302	11,245,742
	Book Value per share at period end	$19.61	$19.43	$19.25	$19.33	$18.92
	Market Value per share at period end	$31.89	$36.23	$31.19	$39.00	$39.56

First Community Bancshares, Inc.
Quarterly Balance Sheets
(Unaudited)

	December 31,	September 30,	June 30,	March 31,	December 31,
(In Thousands)	2007	2007	2007	2007	2006
Cash and due from banks	$50,051	$39,877	$40,879	$42,394	$47,909
Interest-bearing deposits with banks	2,695	19,427	33,380	17,082	9,850
Securities available for sale	664,120	671,360	658,901	612,977	508,370
Securities held to maturity	12,075	12,548	13,177	19,266	20,019
Loans held for sale	811	2,294	1,818	1,068	781
Loans held for investment, net of unearned income	1,225,502	1,239,207	1,243,076	1,258,847	1,284,863
Less allowance for loan losses	12,833	13,190	13,934	14,510	14,549

Net loans	1,212,669	1,226,017	1,229,142	1,244,337	1,270,314
Premises and equipment	48,383	46,702	42,274	38,381	36,889
Other real estate owned	545	211	593	600	258
Interest receivable	12,465	13,289	12,892	11,835	12,141
Intangible assets	70,056	69,104	62,017	62,092	62,196
Other assets	75,968	73,817	73,522	65,763	64,971

Total Assets	$2,149,838	$2,174,646	$2,168,595	$2,115,795	$2,033,698

Deposits:
Demand	$224,087	$224,297	$241,423	$242,254	$244,771
Interest-bearing demand	153,570	143,719	143,080	148,735	140,578
Savings	327,691	348,457	333,855	325,454	317,678
Time	688,095	686,564	703,602	703,141	691,744

Total Deposits	1,393,443	1,403,037	1,421,960	1,419,584	1,394,771
Interest, taxes and other liabilities	21,454	20,120	21,000	20,522	19,641
Federal funds purchased	18,500	15,600	—	45,000	7,700
Securities sold under agreements to repurchase	207,427	226,784	217,987	220,198	201,185
FHLB and other indebtedness	291,916	291,942	291,387	192,654	197,671

Total Liabilities	1,932,740	1,957,483	1,952,334	1,897,958	1,820,968

Common stock, $1 par value	11,499	11,499	11,499	11,499	11,499
Additional paid-in capital	108,795	108,794	108,633	108,769	108,806
Retained earnings	117,670	112,911	108,601	104,198	100,117
Treasury stock, at cost	(13,583)	(10,051)	(8,341)	(7,124)	(7,924)
Accumulated other comprehensive (loss) income	(7,283)	(5,990)	(4,131)	495	232

Total Stock holders’ Equity	217,098	217,163	216,261	217,837	212,730

Total Liabilities and Stockholders’ Equity	$2,149,838	$2,174,646	$2,168,595	$2,115,795	$2,033,698

First Community Bancshares, Inc.
Selected Financial Information
(Unaudited)

	As of and for the Quarter Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2007	2007	2007	2007	2006
	(Dollars in Thousands)
Ratios
Return on average assets	1.43%	1.34%	1.40%	1.42%	1.51%
Return on average equity	13.95%	13.31%	13.56%	13.33%	14.41%
Return on average tangible equity	20.67%	18.86%	19.12%	18.92%	20.57%
Net interest margin	3.75%	3.70%	3.78%	3.98%	4.09%
Efficiency ratio for the quarter (a)	51.22%	52.14%	50.25%	51.13%	48.02%
Efficiency ratio year-to-date (a)	51.20%	51.18%	50.69%	51.13%	51.05%
Equity as a percent of total assets at end of period	10.10%	9.99%	9.97%	10.30%	10.46%
Average earning assets as a percentage of average total assets	89.61%	90.23%	90.47%	90.39%	90.32%
Average loans as a percentage of average deposits	88.49%	87.91%	88.82%	90.90%	92.97%

Average Balances
Investments	$684,227	$678,790	$645,266	$552,383	$501,042
Loans	1,238,620	1,246,530	1,253,679	1,265,628	1,296,754
Earning assets	1,932,481	1,958,858	1,931,247	1,841,235	1,812,181
Total assets	2,156,484	2,171,036	2,134,612	2,037,006	2,006,377
Deposits	1,399,690	1,417,922	1,411,476	1,392,309	1,394,881
Interest-bearing deposits	1,178,833	1,188,470	1,176,940	1,162,735	1,156,582
Borrowings	516,635	515,775	484,410	408,726	381,845
Interest-bearing liabilities	1,695,468	1,704,245	1,661,350	1,571,461	1,541,702
Equity	220,520	218,049	219,989	216,807	209,985
Tax equivalent net interest income	18,265	18,281	18,186	18,057	18,660

(a)	Excludes securities gains/losses, intangible amortization, foreclosed property expenses, non-recurring income and expense items, and includes tax equivalency adjustment.

First Community Bancshares, Inc.
Selected Financial Information
(Unaudited)

	As of and for the Quarter Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2007	2007	2007	2007	2006
	(Dollars in Thousands)
Summary of Loan Loss Experience
Allowance for Loan Losses:
Beginning balance	$13,190	$13,934	$14,510	$14,549	$14,946
Provision for Loan Losses	717	—	—	—	908
Charge-offs	(1,482)	(1,009)	(911)	(893)	(1,607)
Recoveries	408	265	335	854	302

Net charge-offs	(1,074)	(744)	(576)	(39)	(1,305)

Ending balance	$12,833	$13,190	$13,934	$14,510	$14,549

Summary of Asset Quality
Nonaccrual loans	$2,923	$2,869	$2,910	$4,074	$3,813
Loans 90 days or more past due and still accruing	—	—	—	—	—

Total non-performing loans	2,923	2,869	2,910	4,074	3,813

Other real estate owned	545	211	593	600	258

Total non-performing assets	$3,468	$3,080	$3,503	$4,674	$4,071

Restructured loans	$245	$253	$256	$265	$272

Asset Quality Ratios
Non-performing loans as a percentage of loans held for investment	0.24%	0.23%	0.23%	0.32%	0.30%
Non-performing assets as a percentage of:
Total assets	0.16%	0.14%	0.16%	0.22%	0.20%
Loans held for investment plus other real estate owned	0.28%	0.25%	0.28%	0.37%	0.32%
Annualized net charge-offs as a percentage of average loans held for investment	0.34%	0.24%	0.18%	0.01%	0.40%
Allowance for loan losses as a percentage of loans held for investment	1.05%	1.06%	1.12%	1.15%	1.13%
Ratio of allowance for loan losses to nonaccrual loans	4.39	4.60	4.79	3.56	3.82

First Community Bancshares, Inc.
Consolidated Average Balance Sheets, Yields, and Rates
(Unaudited)

	Three Months Ended December 31,
	2007			2006
			Yield/			Yield/
	Average	Interest	Rate	Average	Interest	Rate
	Balance	(1)	(1)	Balance	(1)	(1)
	(Dollars in Thousands)
Earning Assets
Loans
Held for Investment (2)
Taxable	$1,235,767	$23,065	7.40%	$1,295,157	$24,433	7.48%
Tax Exempt	2,853	53	7.37%	1,597	29	7.20%

Total	1,238,620	23,118	7.40%	1,296,754	24,462	7.48%
Securities Available for Sale
Taxable	484,831	6,936	5.68%	325,403	4,348	5.30%
Tax Exempt	186,997	2,911	6.18%	155,466	2,447	6.24%

Total	671,828	9,847	5.82%	480,869	6,795	5.61%
Held to Maturity Securities
Taxable	376	6	6.33%	382	5	5.19%
Tax Exempt	12,023	243	8.02%	19,791	403	8.08%

Total	12,399	249	7.97%	20,173	408	8.02%
Interest-bearing Deposits with Banks	9,634	102	4.20%	14,385	182	5.02%

Total Earning Assets	1,932,481	$33,316	6.84%	1,812,181	$31,847	6.97%
Other Assets	224,003			194,196

Total	$2,156,484			$2,006,377

Interest-bearing Liabilities
Interest-bearing Demand Deposits	$152,525	$107	0.28%	$146,018	$124	0.34%
Savings Deposits	334,277	1,789	2.12%	323,650	1,691	2.07%
Time Deposits	692,031	7,730	4.43%	686,914	7,320	4.23%
Fed Funds Purchased & Repurchase Agreements	224,709	1,980	3.50%	183,847	1,701	3.67%
FHLB Borrowings & Other Long-term Debt	291,926	3,445	4.68%	197,998	2,351	4.71%

Total Interest-bearing Liabilities	1,695,468	15,051	3.52%	1,538,427	13,187	3.40%
Noninterest-bearing Demand Deposits	220,857			238,299
Other Liabilities	19,639			19,666
Stockholders’ Equity	220,520			209,985
Total	$2,156,484			$2,006,377

Net Interest Income		$18,265			$18,660

Net Interest Rate Spread (3)			3.32%			3.57%

Net Interest Margin (4)			3.75%			4.09%

(1)	Fully taxable equivalent at the rate of 35%.

(2)	Non-accrual loans are included in average balances outstanding but with no related interest income during the period of non-accrual.

(3)	Represents the difference between the yield on earning assets and cost of funds.

(4)	Represents tax equivalent net interest income divided by average earning assets.

First Community Bancshares, Inc.
Consolidated Average Balance Sheets, Yields, and Rates
(Unaudited)

	Year Ended December 31,
	2007			2006
			Yield/			Yield/
	Average	Interest	Rate	Average	Interest	Rate
	Balance	(1)	(1)	Balance	(1)	(1)
	(Dollars in Thousands)
Earning Assets
Loans
Held for Investment (2)
Taxable	$1,248,708	$93,389	7.48%	$1,314,976	$97,386	7.41%
Tax Exempt	2,320	172	7.41%	1,499	114	7.61%

Total	1,251,028	93,561	7.48%	1,316,475	97,500	7.41%
Securities Available for Sale
Taxable	444,413	24,702	5.56%	276,142	13,929	5.04%
Tax Exempt	181,000	11,411	6.30%	152,437	9,655	6.33%

Total	625,413	36,113	5.77%	428,579	23,584	5.50%
Held to Maturity Securities
Taxable	378	23	6.08%	386	22	5.70%
Tax Exempt	14,842	1,189	8.01%	20,912	1,686	8.06%

Total	15,220	1,212	7.96%	21,298	1,708	8.02%
Interest-bearing Deposits with Banks	24,662	1,175	4.76%	27,289	1,244	4.56%

Total Earning Assets	1,916,323	$132,061	6.89%	1,793,641	$124,036	6.92%
Other Assets	208,916			186,639

Total	$2,125,239			$1,980,280

Interest-bearing Liabilities
Interest-bearing Demand Deposits	$147,856	$456	0.31%	$146,248	$462	0.32%
Savings Deposits	330,969	7,327	2.21%	343,854	6,857	1.99%
Time Deposits	697,996	30,974	4.44%	680,380	26,549	3.90%
Fed Funds Purchased & Repurchase Agreements	223,132	8,302	3.72%	150,839	5,079	3.37%
FHLB Borrowings & Other Long-term Debt	258,644	12,217	4.72%	200,570	9,434	4.70%

Total Interest-bearing Liabilities	1,658,597	59,276	3.57%	1,521,891	48,381	3.18%
Noninterest-bearing Demand Deposits	228,583			237,714
Other Liabilities	19,210			18,551
Stockholders’ Equity	218,849			202,124

Total	$2,125,239			$1,980,280

Net Interest Income		$72,785			$75,655

Net Interest Rate Spread (3)			3.32%			3.74%

Net Interest Margin (4)			3.80%			4.22%

(1)	Fully taxable equivalent at the rate of 35%.

(2)	Non-accrual loans are included in average balances outstanding but with no related interest income during the period of non-accrual.

(3)	Represents the difference between the yield on earning assets and cost of funds.

(4)	Represents tax equivalent net interest income divided by average earning assets.